ORIGIN BANCORP, INC. _____ __ ORIGIN BANCORP, INC. INVESTOR PRESENTATION OCTOBER 2020 Nasdaq: OBNK

__ This presentation contains certain forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 . Forward - looking statements include information regarding Origin Bancorp, Inc . 's ("Origin" or the "Company") future financial performance, business and growth strategy, projected plans and objectives, including the Company's loan loss reserves and allowance for credit losses related to the COVID - 19 pandemic and any expected purchases of its outstanding common stock, and related transactions and other projections based on macroeconomic and industry trends, including expectations regarding and efforts to respond to the COVID - 19 pandemic and continued low interest rates or interest rate cuts by the Federal Reserve and the resulting impact on Origin's results of operations, estimated forbearance amounts and expectations regarding the Company's liquidity, including in connection with advances obtained from the FHLB, which are all subject to change and may be inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such changes may be material . Such forward - looking statements are based on various facts and derived utilizing important assumptions and current expectations, estimates and projections about Origin and its subsidiaries, any of which may change over time and some of which may be beyond Origin's control . Statements or statistics preceded by, followed by or that otherwise include the words "assuming," "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" and variations of such terms are generally forward - looking in nature and not historical facts, although not all forward - looking statements include the foregoing words . Further, certain factors that could affect the Company's future results and cause actual results to differ materially from those expressed in the forward - looking statements include, but are not limited to : the continuing duration and impacts of the COVID - 19 global pandemic and efforts to contain its transmission, including the effect of these factors on Origin's business, customers and economic conditions generally as well as the impact of the actions taken by governmental authorities to address the impact of COVID - 19 on the United States economy, including, without limitation, the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) ; deterioration of Origin's asset quality ; factors that can impact the performance of Origin's loan portfolio, including real estate values and liquidity in Origin's primary market areas ; the financial health of Origin's commercial borrowers and the success of construction projects that Origin finances ; changes in the value of collateral securing Origin's loans ; Origin's ability to anticipate interest rate changes and manage interest rate risk ; the effectiveness of Origin's risk management framework and quantitative models ; Origin's inability to receive dividends from Origin Bank and to service debt, pay dividends to Origin's common stockholders, repurchase Origin's shares of common stock and satisfy obligations as they become due ; business and economic conditions generally and in the financial services industry, nationally and within Origin's primary market areas ; changes in Origin's operation or expansion strategy or Origin's ability to prudently manage its growth and execute its strategy ; changes in management personnel ; Origin's ability to maintain important customer relationships, reputation or otherwise avoid liquidity risk ; increasing costs as Origin grows deposits ; operational risks associated with Origin's business ; volatility and direction of market interest rates ; increased competition in the financial services industry, particularly from regional and national institutions ; difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the market areas in which Origin operates and in which its loans are concentrated ; an increase in unemployment levels and slowdowns in economic growth ; Origin's level of nonperforming assets and the costs associated with resolving any problem loans including litigation and other costs ; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial loans in Origin's loan portfolio ; changes in laws, rules, regulations, interpretations or policies relating to financial institutions, as well as tax, trade, monetary and fiscal matters ; periodic changes to the extensive body of accounting rules and best practices ; further government intervention in the U . S . financial system ; compliance with governmental and regulatory requirements, including the Dodd - Frank Wall Street Reform and Consumer Protection Act and others relating to banking, consumer protection, securities and tax matters ; Origin's ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms, including continued access to the debt and equity capital markets ; changes in the utility of Origin's non - GAAP liquidity measurements and its underlying assumptions or estimates ; uncertainty regarding the future of the London Interbank Offered Rate and the impact of any replacement alternatives on Origin's business ; natural disasters and adverse weather events, acts of terrorism, an outbreak of hostilities, regional or national protests and civil unrest (including any resulting branch closures or property damage), widespread illness or public health outbreaks or other international or domestic calamities, and other matters beyond Origin's control ; and system failures, cybersecurity threats and/or security breaches and the cost of defending against them . For a discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections titled "Cautionary Note Regarding Forward - Looking Statements" and "Risk Factors" in Origin's most recent Annual Report on Form 10 - K filed with the Securities and Exchange Commission ("SEC") and any updates to those sections set forth in Origin's subsequent Quarterly Reports on Form 10 - Q and Current Reports on Form 8 - K . If one or more events related to these or other risks or uncertainties materialize, or if Origin's underlying assumptions prove to be incorrect, actual results may differ materially from what Origin anticipates . Accordingly, you should not place undue reliance on any forward - looking statements . Any forward - looking statement speaks only as of the date on which it is made, and Origin does not undertake any obligation to publicly update or review any forward - looking statement, whether as a result of new information, future developments or otherwise . New risks and uncertainties arise from time to time, and it is not possible for Origin to predict those events or how they may affect Origin . In addition, Origin cannot assess the impact of each factor on Origin's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward - looking statements . All forward - looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement . This cautionary statement should also be considered in connection with any subsequent written or oral forward - looking statements that Origin or persons acting on Origin's behalf may issue . Annualized, pro forma, adjusted projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results . Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the recent outbreak of the COVID - 19 pandemic and the impact of varying governmental responses, including the CARES Act, that affect Origin's customers and the economies where they operate. NON - GAAP FINANCIAL MEASURUES Origin reports its results in accordance with United States generally accepted accounting principles ("GAAP") . However, management believes that certain supplemental non - GAAP financial measures used in managing its business may provide meaningful information to investors about underlying trends in its business . Management uses these non - GAAP measures to evaluate the Company's operating performance and believes that these non - GAAP measures provide information that is important to investors and that is useful in understanding Origin's results of operations . However, non - GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Origin's reported results prepared in accordance with GAAP . The following are the non - GAAP measures used in this presentation : • Tangible common equity is defined as total common stockholders' equity less goodwill and other intangible assets, net • Tangible common equity / tangible assets (TCE / TA) is defined as total common stockholders’ equity less goodwill and other intangible assets, net, divided by total assets less goodwill and other intangible assets, net • Tangible book value per common share is determined by dividing tangible common equity by common shares outstanding at the end of the period • Pre - tax pre - provision earnings is calculated by adding provision for credit losses and income tax expense to net income • Pre - tax pre - provision return on average assets is calculated by dividing pre - tax pre - provision earnings by number of days in the quarter, multiplying by the number of days in the year, then dividing by total average assets • Pre - tax pre - provision return on average stockholder's equity is calculated by dividing pre - tax pre - provision earnings by number of days in the quarter, multiplying by the number of days in the year, then dividing by total average stockholder's equity • See slides 35 - 37 for a reconciliation between the non - GAAP measures used in this presentation and their comparable GAAP measures ORIGIN BANCORP, INC. NO OFFER OR SOLICITATION This presentation shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any offer or sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the securities of the Company or passed upon the accuracy of this presentation. Any representation to the contrary is a criminal offense. Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company after the date hereof. 2 FORWARD - LOOKING STATEMENTS AND NON - GAAP INFORMATION

__ COMPANY OVE RVIEW ORIGIN BANCORP, INC. 3

COMPANY SNAPSHOT

- *Origin Bancorp, Inc., the holding company for Origin Bank, is headquartered in Ruston, LA*
- *Origin Bank was founded in 1912*
- *43 banking centers operating across Texas, Louisiana & Mississippi*

CONSOLIDATED FINANCIAL HIGHLIGHTS

2Q2020 DOLLARS IN MILLIONS

TOTAL ASSETS
$6,644

TOTAL LOANS HELD FOR INVESTMENT
$5,312

TOTAL DEPOSITS
$5,372

TOTAL STOCKHOLDERS' EQUITY
$615

TANGIBLE COMMON EQUITY [(1)]
$584

TANGIBLE COMMON EQUITY / TANGIBLE ASSETS [(1)]
8.8%

TOTAL CAPITAL TO RISK-WEIGHTED ASSETS
12.9%

Note: All financial information and other Origin Bancorp, Inc. data is as of 6/30/20, unless otherwise noted.
(1) As used in this presentation, tangible common equity and tangible common equity / tangible assets are non-GAAP financial measures. For a reconciliation of non-GAAP financial measures to their comparable GAAP measures, see slides 35-37 of this presentation.



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DOLLARS IN MILLIONS

DALLAS - FORT WORTH
Entry: 2008
Loans: $2,187
Deposits: $1,363
Banking Centers: 9

HOUSTON
Entry: 2013
Loans: $984
Deposits: $905
Banking Centers: 9

NORTH LOUISIANA
Entry: 1912
Loans: $1,467
Deposits: $2,286
Banking Centers: 19

CENTRAL MISSISSIPPI
Entry: 2010
Loans: $674
Deposits: $818
Banking Centers: 6

Note: Above loan and deposit balances reflect consolidated numbers as of 6/30/20. Loans are held for investment, excluding held for sale balances.

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__ FRANCHISE HIGHLIGHTS ORIGIN BANCORP, INC. 5 Proven Track Record of Organic Growth x 18% total asset CAGR since 2005 primarily through organic growth Diverse and Attractive Geographic Footprint x Meaningful franchise operations in both lower cost, stable markets as well as some of the fastest growing markets in the U.S. Excellent Core Deposit Franchise x Strong deposit franchise across all markets with 32% average non - interest bearing deposits to total average deposits (as of 6/30/20) Diversified Loan Portfolio and Strong Credit Quality x Attractive loan mix with concentrations within industry guidelines (C&D Guideline ratio of 76% and CRE Guideline ratio of 252%) x NPAs (Excl. TDRs (1) ) / Assets of 0.53% as of 6/30/20 Diversified Revenue Streams Poised for Continued Earnings Growth x Meaningful revenue contribution from activities including mortgage, insurance and wealth management x Significant opportunity to expand returns with leveraging of Origin Bank’s infrastructure investments Experienced Leadership Team x Proven leadership with deep bench of talent x Average of 12 years with Origin Bancorp and 30 years in the industry (1) TDRs exclude loan modifications not reported as TDRs pursuant to the CARES Act and regulatory guidance.

PROVEN LEADERSHIP TEAM



DRAKE MILLS
Chairman, President & CEO – Origin Bancorp, Inc.

Has served as President of Origin Bancorp Inc. since 1998 and as CEO since 2008. When he was hired in 1984, Origin had 6 employees and $13 million in assets. Mr. Mills oversees the executive management team as well as the development and execution of the strategic plan for Origin Bank. His vision and leadership are instrumental in Origin's growth and success.



LANCE HALL
President & CEO – Origin Bank

Has served in various roles at Origin, including commercial lending, market management, credit analyst and relationship manager. As CEO and President, Mr. Hall oversees the Bank's regional presidents, lending, information technology, retail banking, operations, marketing, strategic planning, brand teams and mortgage operations.



STEVE BROLLY
Senior Executive Officer and Chief Financial Officer – Origin Bancorp, Inc.

Previously served as CFO of Fidelity Southern Corporation (Nasdaq:LION) and as Senior Vice President and Controller of Sun Bancorp, Inc. (Nasdaq:SNBC)



CARY DAVIS
Senior Executive Officer and Executive Risk Officer – Origin Bancorp, Inc.

Previously served as Executive Vice President and Chief Credit Officer for Central Bank, a subsidiary of First Commerce Corporation.

OTHER KEY TEAM MEMBERS

YEARS OF EXPERIENCE

	ORIGIN	BANKING
DRAKE MILLS	36	36
LANCE HALL	20	23
STEVE BROLLY	2	21
CARY DAVIS	21	47
Warrie Birdwell – Regional President (North Texas)	5	17
Jim Crotwell – Chief Risk Officer	7	37
Carmen Jordan – Regional President (Houston)	2	30
Larry Little – State President (Louisiana)	10	26
Preston Moore – Chief Credit & Banking Officer	7	37
Larry Ratzlaff – State President (Mississippi)	10	48
Linda Tuten – Chief People & Diversity Officer	13	13
AVERAGE TENURE OF LEADERSHIP TEAM	**12**	**30**

6

ORIGIN BANCORP, INC.

DIVERSE GEOGRAPHIC FOOTPRINT Loans & Deposits by State at 6/30/2020 (1) OUR MARKETS Attractive combination of stable, low cost markets and metropolitan growth markets Expansion through organic growth and selective M&A TRACK RECORD OF GROWTH IN NEW MARKETS Success in growing loans and deposits organically in diverse, new markets Culture and brand are unique, enabling Origin to attract talented bankers and banking relationships across markets Loan Balances by Expansion Market (dollars in millions) $2 3 $80 $411 $827 $1,167 $1,223 $ 1, 8 0 4 $ 1, 9 7 7 $2,113 $2,239 $ 2, 5 9 7 $ 2, 8 9 9 $2,187 $674 $984 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2Q2020 Dallas / Fort Worth Central Mississippi H o uston Loans Deposits $3,845 __ 7 (1) States for Loans and deposits are determined by location of branch to which they are associated. ORIGIN BANCORP, INC.

__ Located in the I - 20 corridor, North Louisiana has provided consistent growth over the years Greater Shreveport, LA area was recognized as most competitive area in the United States for business costs by KPMG Competitive Alternatives from 2010 to 2016 Has become a technology center, linking major employers with cyber - innovation initiatives from Louisiana Tech and Barksdale Air Force Base Eleven colleges and universities located in the region enable sustained business growth and expansion Jackson and Central Mississippi represent a very attractive environment for business and economic growth in the state Largest labor force and highest per capita income in Mississippi State of Mississippi is the largest employer in the area and helps insulate market through economic cycles Home to major manufacturing facilities of Nissan and Toyota and is the healthcare epicenter of the state STRONG LEGACY FRANCHISE IN STABLE MARKETS Barksdale Air Force Base 8 ORIGIN BANCORP, INC. Source: S&P Global Market Intelligence, and Greater Jackson Alliance.

__ Fourth largest MSA in the U.S. with approximately 7.6 million residents as of 2019 and expected to grow to 11 million by 2040 Ranked first in U.S. in year over year population growth in 2019 Diversified economy and home to 24 Fortune 500 companies Prominent sectors include telecommunications, healthcare, technology and transportation Fifth largest MSA in the U.S. with approximately 7.0 million residents as of 2019 Expected to grow to 10 million residents by 2040 Seventh largest U.S. metro economy and home to 22 Fortune 500 companies (As of September 2020) Compared to the nation’s 20 most populated metro areas, housing costs and cost of living are 49.3% and 25.4% below the average, respectively (As of September 2020) EXPANDING PRESENCE IN TOP GROWTH MARKETS 9 ORIGIN BANCORP, INC. Source: Greater Houston Partnership, Census.gov, Houston Public Media (a service of the University of Houston), and Dallasinovates.com.

A UNIQUE & DEFINED CULTURE __ 10 ORIGIN BANCORP, INC.

ORIGIN BANCORP, INC. _____ __ 2003 – Drake Mills becomes CEO of Origin Bank 2005 – Acquired First United Bank in Farmerville, LA 2008 – Entered Dallas, TX market and hired team of five bankers 2009 – Acquired First Louisiana Bancshares, Inc. in Shreveport, LA 2010 – Entered Madison County, MS through acquisition of Madison Financial Corp. and hired a team of six bankers in Central MS 2012 – Origin Bancorp raised $85 million from three Institutional investors 2013 – Entered Houston, TX market and expanded retail mortgage platform 2015 – Acquired four banking centers from Whitney Bank in the Houston, TX Market 2016 – Origin Bancorp raised $45 million from Institutional investors and friends and family 2018 – Origin Bancorp completes $142 million IPO 2020 – Origin Bank issued $70 million in subordinated debt 11 $6 , 64 4 COMPOUND ANNUAL GROWTH RATE OF 18% SINCE 2005 $586 $630 $869 $1,087 $1,452 $1,886 $3,224 $3,101 $3,734 $4,071 $3,971 $4,154 $4,822 $5,325 $2,481 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2Q20 2 0

CREDIT HIGHLIG HTS __ 12 ORIGIN BANCORP, INC.

SUPPORTING OUR CUSTOMERS - FORBEARANCE AND PPP LOANS

DOLLARS IN THOUSANDS

COVID-19 Loans Held for Investment ("LHFI") Forbearances

	6/30/2020		8/31/2020		Estimated 9/30/2020[1]		Estimated 10/31/2020[1]	
Industry	Forbearance Amount	% of LHFI[2]	Forbearance Amount	% of LHFI[2]	Forbearance Amount	% of LHFI[2]	Forbearance Amount	% of LHFI[2]
Hotels	$ 59,258	92.5 %	$ 58,183	86.4 %	$ 58,183	86.4 %	$ 43,507	64.6 %
Energy	6,776	10.8	9,571	16.8	883	1.5	181	0.3
Non-Essential Retail	82,424	56.2	52,131	34.4	39,922	26.4	17,648	11.7
Restaurants	100,209	74.7	50,748	35.4	30,976	21.6	9,574	6.7
Assisted Living	48,935	34.9	59,744	41.7	32,052	22.4	32,052	22.4
Other	709,564	16.8	181,785	4.1	130,520	3.0	84,912	1.9
Total	$ 1,007,166	21.1 %	$ 412,162	8.3 %	$ 292,536	5.9 %	$ 187,874	3.8 %

(1) Estimated forbearances based on lender and customer surveys.
(2) Does not include PPP loans.

Forbearance Highlights

- Forbearances represented 21% of total LHFI, excl. Paycheck Protection Program ("PPP") Loans, at 6/30/2020, and 8% of total LHFI, excl. PPP loans, at 8/31/2020.
- 72% of forbearances were full deferment and 28% were partial deferments at 6/30/2020, 62% of forbearances were full deferment and 38% were partial deferments at 8/31/2020.
- Origin reduced amounts under forbearance 59% at 8/31/2020, from 6/30/2020, and anticipates an approximate reduction of over 80% in amounts under forbearance at 10/31/2020, compared to 6/30/2020.

PPP Highlights (as of 6/30/2020)

- Funded $563.6 million in PPP loans
- Average PPP loan: $185K; Median loan: $38K
- Total interest and fee income recognized in 2Q2020: $3.05 million
- Over 3,000 loans
- PPP loans supported over 63,300 jobs at companies impacted by COVID-19

13

ORIGIN BANCORP, INC.

__ 14 DOLLARS IN MILLIONS Non - Owner Occupied C&D and CRE: (1) $1,313 C&I, Owner Occupied C&D and CRE, Mtg. Warehouse: (1) $2,663 C&I, Owner Occupied C&D and CRE, Mtg. Warehouse: 56% Non - Owner Occupied C&D and CRE: 27% (1) Does not include loans held for sale or PPP loans. Loan Composition: (1) $4,763 WELL DIVERSIFIED LOAN PORTFOLIO AT 6/30/2020 Commercial & Industrial ("C&I"): 27% Owner Occupied Construction/ Land/Land Development ("C&D"): 3% Owner Occupied Commercial Real Estate (“CRE"): 10% ORIGIN BANCORP, INC. Mtg. W ar eh o u s e: 16% N o n - O w ner Occupied C&D: 9% Residential Real Estate and Consumer: 17% Non - Owner Occupied CRE: 18%

__ 15 LHFI (1) at 6/30/2020 LHFI - Selected Sectors (as of 6/30/2020) (dollars in thousands) Outstanding Balance A llo w ance Amount Avg. Loan Size Wtd. Avg. Risk Rating (3) Past Due Nonpe r fo r ming Loans (“NPLs”) Selected sectors (1)(2) $ 547,626 $ 15,712 $ 1,214 5.22 1.34% $ 7,633 All other LHFI (1) 4,215,439 54,756 468 4.14 0.39 22,414 Total LHFI (1) $ 4,763,065 $ 70,468 $ 504 4.26 0.50% $ 30,047 ORIGIN BANCORP, INC. • LHFI (excl. PPP loans net of deferred fees and costs) were $4.76 billion at 6/30/2020, an increase of $281.9 million, or 6.3%, compared to 3/31/2020, and an increase of $619.9 million, or 15.0%, compared to the end of 2019. • Five sectors accounted for 11.4% of total LHFI (excl. PPP loans net of deferred fees and costs). DEEP DIVE - SELECTED SECTORS (1) LHFI excluding PPP loans. (2) Selected sectors include hotels, energy, non - essential retail, restaurants and assisted living and exclude PPP loans. (3) Refer to Note 4 of OBNK’s consolidated financial statements for a description of risk ratings. (1)

__ HOTEL SECTOR 16 Hotel Stats: • Balance represented 1.3% of total LHFI excl. PPP loans • Hotel sector past due: 0% • Hotel sector NPL: $0 • No conference center hotels • Number of forbearances: 16 (6/30/20); 14 (8/31/20) • Total forbearance amount: $59,258K (6/30/20); $58,183K (8/31/20) • Percentage of loans in forbearance: 92.5% (6/30/20); 86.4% (8/31/20) • Pre - COVID - 19 hotel sector LTV 41% and DSCR 1.40x Hotel Portfolio at 6/30/2020 $64.0M Hilton: 30% Hyatt: 18% Marriott: 26% Choi c e : 12% Bed - and - Breakfast: 2% Hotels and Motels (by flag): 98% IHG: 6% Private Label: 6% ORIGIN BANCORP, INC. (1) (1) Excluding PPP loans, all information as of 6/30/2020 unless otherwise noted. Hotel S ub - S e c tor (as of 6/30/2020) (dollars in thousands) # of Loans Total Commitment Outstanding Balance Avg. Loan Size A llo w a n ce Amount Wtd. Avg. Risk Rating Past Due NPLs Hotels & Motels 18 $ 63,343 $ 62,999 $ 3,500 $ 794 5.14 — % $ — Bed - and - Breakfast Inns 7 1,046 1,044 149 33 5.87 — — Total Hotel 25 $ 64,389 $ 64,043 $ 2,562 $ 827 5.15 — % $ —

Energy Stats: • Balance represented 1.3% of total LHFI excl. PPP loans • No exploration & production lending exposure • Number of forbearances: 15 (6/30/20); 6 (8/31/20) • Total forbearance amount: $6,776K (6/30/20); $9,571K (8/31/20) • Percentage of loans in forbearance: 10.8% (6/30/20); 16.8% (8/31/20) • Pre - COVID - 19 energy sector LTV 78% and DSCR 12.36x ENERGY SECTOR Energy Portfolio at 6/30/2020 $62.7M __ (1) Excluding PPP loans, all information as of 6/30/2020 unless otherwise noted. (2) Past due loans excluding NPLs for Energy Services is 0%. 17 ORIGIN BANCORP, INC. Energy S ub - S e c tor (as of 6/30/2020) (dollars in thousands) # of Loans Total Commitment Outstanding Balance Avg. Loan Size A llo w a n ce Amount Wtd. Avg. Risk Rating Past Due NPLs Services (2) 48 $ 84,434 $ 52,567 $ 1,095 $ 5,835 6.52 4.40% $ 2,311 Midstream 19 24,156 10,128 533 716 6.46 — — Total Energy 67 $ 108,590 $ 62,695 $ 936 $ 6,551 6.51 3.69% $ 2,311 (1)

Non - Essential Retail Stats: • Balance represented 3.1% of total LHFI excl. PPP loans • Number of forbearances: 49 (6/30/20); 14 (8/31/20) • Total forbearance amount: $82,424K (6/30/20); $52,131K (8/31/20) • Percentage of loans in forbearance: 56.2% (6/30/20); 34.4% (8/31/20) • Pre - COVID - 19 non - essential retail sector LTV 56% and DSCR 1.47x Non - Essential Retail Portfolio at 6/30/2020 $146.6M National Credit Tenant: 61% CRE Retail Stores: 30% Retail Shopping: 9% (1) NON - ESSENTIAL RETAIL SECTOR Non - Essential Retail Sub - Sector (as of 6/30/2020) (dollars in thousands) # of Loans Total Commitment Outstanding Balance Avg. Loan Size A llo w a n ce Amount Wtd. Avg. Risk Rating Past Due NPLs National Credit Tenant 23 $ 102,591 $ 89,204 $ 3,878 $ 686 4.69 — % $ — CRE Retail Stores 32 45,845 44,637 1,395 313 5.15 5.77 2,575 Retail Shopping 120 17,350 12,725 106 275 5.21 1.41 477 Total Non - Essential Retail 175 $ 165,786 $ 146,566 $ 838 $ 1,274 4.87 1.88% $ 3,052 __ (1) Excluding PPP loans, all information as of 6/30/2020 unless otherwise noted. 18 ORIGIN BANCORP, INC.

Restaurant Stats: • Balance represented 2.8% of total LHFI excl. PPP loans • Restaurant sector past due: 0% • Restaurant sector NPL: $0 • Number of forbearances: 106 (6/30/20); 38 (8/31/20) • Total forbearance amount: $100,209K (6/30/20); $50,748K (8/31/20) • Percentage of loans in forbearance: 74.7% (6/30/20); 35.4% (8/31/20) • Pre - COVID - 19 restaurant sector LTV 54% and DSCR 1.40x RESTAURANT SECTOR Restaurant Portfolio at 6/30/2020 $134.1M Full Service Restaurant: 38% CRE Restaurant: 26% Limited - Service Restaurant: 36% (1) Restau r ant S ub - S e c tor (as of 6/30/2020) (dollars in thousands) # of Loans Total Commitment Outstanding Balance Avg. Loan Size A llo w a n ce Amount Wtd. Avg. Risk Rating Past Due NPLs Full Service Resta u ra n ts 95 $ 63,543 $ 51,195 $ 539 $ 1,382 4.73 — % $ — CRE Restaurant 33 38,001 34,504 1,046 302 4.32 — — L i m i te d - S er vi c e Restaurant 40 48,818 48,405 1,210 1,226 5.18 — — Total Restaurant 168 $ 150,362 $ 134,104 $ 798 $ 2,910 4.79 — % $ — __ (1) Excluding PPP loans, all information as of 6/30/2020 unless otherwise noted. 19 ORIGIN BANCORP, INC.

Assisted Living Stats: • Balance represented 2.9% of total LHFI excl. PPP loans • Number of forbearances: 5 (6/30/20); 6 (8/31/20) • Total forbearance amount: $48,935K (6/30/20); $59,744K (8/31/20) • Percentage of loans in forbearance: 34.9% (6/30/20); 41.7% (8/31/20) • Pre - COVID - 19 assisted living sector LTV 75% and DSCR 0.31x $140.2M ASSISTED LIVING SECTOR Assisted Living Portfolio at 6/30/2020 (1) Excluding PPP loans, all information as of 6/30/2020 unless otherwise noted. Assisted Living Facilities: 100% (1) __ 20 (2) Past due loans excluding NPLs for assisted living, which consists of one relationship, is 0%. ORIGIN BANCORP, INC. Assisted Living Sub - Sector (as of 6/30/2020) (dollars in thousands) # of Loans Total Commitment Outstanding Balance Avg. Loan Size A llo w a n ce Amount Wtd. Avg. Risk Rating Past Due NPLs Assisted Living (2) 16 $ 157,033 $ 140,218 $ 8,764 $ 4,150 5.46 1.62% $ 2,270

Economic Drivers: • Shrinking U.S. economy in 2020 Key source: Moody's Analytics • Elevated unemployment rate Key source: Moody's Analytics • Loss reversion period extended to 18 months from 12 months CREDIT QUALITY (dollars in thousands) 1/1/2020 1Q2020 A llo w ance Increase 3/31/2020 2Q2020 A llo w ance Increase (1) 6/30/2020 Commercial real estate $ 4,961 $ 4,293 $ 9,254 $ 792 $ 10,046 Construction/land/land development 4,852 202 5,054 1,806 6,860 Residential real estate 3,806 689 4,495 2,416 6,911 Commercial and industrial 24,256 11,567 35,823 9,458 45,281 Mortgage warehouse lines of credit 291 488 779 (177) 602 Consumer 602 56 658 110 768 Total $ 38,768 $ 17,295 $ 56,063 $ 14,405 $ 70,468 % of LHFI 0.94% 1.25% 1.33% % of LHFI excl. PPP loans and mtg. warehouse 0.99% 1.37% 1.75 % Asset Quality Trends CECL (1) Net of charge - offs. __ 21 ORIGIN BANCORP, INC.

LIGHTS __ 22 ORIGIN BANCORP, INC. FINANCIAL HIGH

ORIGIN BANCORP, INC. __ Brokered: 9.1% Time Deposits: 13.9% (2) Interest - bearing : 47.5% Noninterest - bearing: 29.5% 23 Deposit Mix as of 6/30/2020 Average Deposits (1) Average brokered time deposits are included in the brokered category. (2) Includes interest - bearing deposits, money market deposits and savings deposits. (3) Target time deposit rates 1% or less for new deposit customers. DEPOSIT TRENDS Deposit Cost Trends (QTD Annualized) Time Deposit Repricing Schedule (3) Maturity Balance WAR 3Q2020 $ 156 1.91% 4Q2020 175 1.61 1Q2021 120 1.67 2Q2021 98 1.15 3Q2021+ 197 1.54 Total $ 746 1.60 % DOLLARS IN MILLIONS (1)

__ 24 Noninterest Income ORIGIN BANCORP, INC. Net Interest Income \ Noninterest Income • Noninterest income regularly accounts for approximately 20% of total net revenue, with an uptick in 2Q2020 due to increased mortgage banking revenue. • The mortgage banking revenue increase was primarily driven by a 128% increase in origination volume and an increase in the gain on sale margin, along with less valuation impairment on the MSR compared to 1Q2020. • Swap fee income generation continues to be a focus in 2020. The increase in 2Q2020 from 1Q2020 was driven by the increased volume of new transactions due to the low interest rate environment. • Insurance commission revenue saw a seasonal decrease in 2Q2020 compared to 1Q2020. NET REVENUE DISTRIBUTION DOLLARS IN THOUSANDS

• Net interest income increased $3.5 million in 2Q2020 from 1Q2020, and increased $3.3 million in 2Q2020 from 2Q2019. • Deposit cost savings contributed the greatest increase in net interest income, along with warehouse and PPP loans, offset by falling loan yields. • NIM compression of 35 bps to 3.09% in 2Q2020 from 1Q2020, was caused by falling loan yields, offset by deposit cost reductions. • Excluding the impact of lower yielding PPP loans, NIM was 3.15% in 2Q2020. NET INTEREST INCOME AND NIM TRENDS 3.09% __ 25 ORIGIN BANCORP, INC. DOLLARS IN THOUSANDS

LHFI (1) : Fixed \ Variable (by Index) at 06/30/2020 • The cost of interest bearing deposits declined 49 bps during 2Q2020, and the cost of total deposits and cost of total deposits and borrowings declined 41 bps and 40 bps during 2Q2020, respectively. • Variable rate LHFI made up 63% of total LHFI excl. PPP loans, with 36% based on 1 month LIBOR as of 6/30/2020. • The other indices category is primarily LIBOR ARMs, and the majority have an initial reset date in 2021 or later. YIELDS, COSTS AND ASSET PROFILE (1) LHFI excluding PPP loans. Yield on LHFI Cost of Funds __ 26 ORIGIN BANCORP, INC.

• Operating leverage reflects an improving trend in the efficiency ratio, coupled with a decline in the ratio of NIE to average assets as a result of improved mortgage performance in the most recent quarter. • Efficiency improvements during the year were partially offset by the declining interest margin. • Salaries and employee benefits increased in 2Q2020 compared to 1Q2020 by $2.1 million, primarily due to higher incentive compensation allocated to employees for delivering PPP loans, and increased commissions due to higher mortgage production. • The continued focus is on technology strategy to build efficient scale to support additional organic growth, with additional focus on branch strategy and operational efficiency to withstand challenges posed by COVID - 19 . NONINTEREST EXPENSE COMPOSITION Operating Leverage NIE / AVERAGE ASSETS (%) DOLLARS IN THOUSANDS __ 27 ORIGIN BANCORP, INC.

APPENDIX __ 28 ORIGIN BANCORP, INC.

SECURITIES PORTFOLIO B oo k V a l ue M a rk e t Value Net Unrealized Gain (Loss) Available for Sale Mortgage - Backed Securities 237,359 $ $ 245,861 $ 8 , 50 2 Commercial & Residential Mortgage Obligations 162 , 57 5 165 , 91 0 3 , 33 5 State and Municipal 267 , 32 7 281 , 00 6 13 , 67 9 Corporate 22 , 01 6 23,103 1,087 U.S. Government Agency 4,466 4,736 270 Total Available for Sale $ 693,743 $ 720,616 $ 26,873 Held to Maturity S t a t e an d M uni c ipal $ 38 , 43 1 $ 40 , 71 6 $ 2 , 28 5 Total AFS and HTM Securities $ 732,174 $ 761,332 $ 29,158 M ortga g e - Backed S ecuri t i es 32.4% __ 29 ORIGIN BANCORP, INC. Commercial & Residential Mortgage Obligations 21.9% State and M u n i c i p al 42.1% Corp orate 3.0% U.S. Government Agency 0.6% Securities Portfolio as of June 30, 2020 Note: Above is a summary of the amortized cost and estimated fair value, including net unrealized gains and losses, of Origin Bank’s available for sale and held to maturity securities. Composition (%) Balances ($) DOLLARS IN THOUSANDS

INTEREST RATE SENSITIVITY Note: Above analysis reflects a simulated instantaneous and gradual parallel shift in interest rates, and the impact to net interest income and the economic value of equity, Static Shock Impact on Net Interest Income Gradual 12 - Month Impact on Economic Value of Equity ( 1%) ( 3%) 4% 3% ( 5%) ( - ) 100 bps 3% 10% 10% 7% 7% 6% 6% ( - ) 200 bps Base (+) 200 bps (+) 300 bps (+) 400 bps (+) 100 bps Q 1' 2 0 20 Q 2' 2 0 20 __ re s pe cti v e l y . 30 ORIGIN BANCORP, INC.

• 2020 Return of Capital to Shareholders ◦ Return of $5.1 million of capital ($723,000 in stock buyback and $4.3 million in common dividends) to shareholders YTD 6/30/2020, but the Company has suspended buy - back activity ◦ PPP loans impacted leverage ratio by 75 bps during 2Q2020 CAPI T AL __ 31 ORIGIN BANCORP, INC.

Balance Sheet June 30 2020 March 31 2020 June 30 2019 Linked Qtr $ Δ Linked Qtr % Δ YoY $ Δ YoY % Δ Total Loans Held For Investment ("LHFI") $ 5,312,1 9 4 $ 4,481,1 8 5 $ 3,984,5 9 7 $ 831,009 18.5% $ 1,327,597 33.3 % Total Assets 6,643,9 0 9 6,049,6 3 8 5,119,6 2 5 594,271 9.8 1,524,284 29.8 Total Deposits 5,372,2 2 2 4,556,2 4 6 3,855,0 1 2 815,976 17.9 1,517,210 39.4 Common Stockholders Equity 614,781 606,631 584,293 8,150 1.3 30,488 5.2 Tangible Common Equity (1) 583,828 575,390 552,149 8,438 1.5 31,679 5.7 Book Value per Common Share 26.16 25.84 24.58 0.32 1.2 1.58 6.4 Tangible Book Value per Common Share (1) 24.84 24.51 23.22 0.33 1.3 1.62 7.0 Income Statement Net Interest Income 46,290 42,810 42,969 3,480 8.1 3,321 7.7 Provision for Credit Losses 21,403 18,531 1,985 2,872 15.5 19,418 978.2 Noninterest Income 19,076 12,144 11,176 6,932 57.1 7,900 70.7 Noninterest Expense 38,220 36,097 37,095 2,123 5.9 1,125 3.0 Net Income 4,957 753 12,283 4,204 558.3 (7,326) (59.6) Pre - Tax Pre - Provision Earnings ("PTPP") (1) 27,146 18,857 17,050 8,289 44.0 10,096 59.2 Diluted EPS 0.21 0.03 0.52 0.18 600.0 (0.31) (59.6) Dividends Declared per Common Share 0.0925 0.0925 0.0325 — — 0.06 184.6 Selected Ratios NIM - FTE 3.09% 3.44% 3.70% - 35 bp (10.2) % - 61 bp (16.5) % Efficiency Ratio 58.47 65.69 68.51 - 722 bp (11.0) - 1,004 bp (14.7) ROAA (annualized) 0.31 0.06 0.98 25 bp 416.7 - 67 bp (68.4) ROAE (annualized) 3.23 0.50 8.54 273 bp 546.0 - 531 bp (62.2) PTPP ROAA (annualized) (1) 1.69 1.40 1.36 29 bp 20.7 33 bp 24.3 PTPP ROAE (annualized) (1) 17.67 12.41 11.86 526 bp 42.4 581 bp 49.0 __ 32 reconciliation of these non - GAAP financial measures to their comparable GAAP measures, see slides 35 - 37 of this presentation . ORIGIN BANCORP, INC. DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS (1) As used in this presentation, tangible common equity, tangible book value per common share, PTPP, PTPP ROAA, and PTPP ROAE are non - GAAP financial measures. For a FINANCIAL HIGHLIGHTS - SECOND QUARTER 2020

Income Statement 1H 2020 1H 2019 Y oY $ Δ YoY % Δ Net Interest Income $ 89,100 $ 84,995 $ 4,105 4.8 % Provision for Credit Losses 39,934 2,990 36,944 1,235.6 Noninterest Income 31,220 22,780 8,440 37.1 Noninterest Expense 74,317 72,476 1,841 2.5 Net Income 5,710 26,438 (2 0 ,7 2 8 ) (7 8 .4) PTPP (1) 46,003 35,299 10,704 30.3 Diluted EPS 0.24 1.11 (0. 8 7) (7 8 .4) Dividends Declared per Common Share 0.185 0.065 0.12 184.6 Selected Ratios NIM - FTE 3.25% 3.75% - 50 bp (1 3 .3) % Efficiency Ratio 61.77 67.25 - 548 bp (8. 1 ) ROAA (annualized) 0.19 1.08 - 89 bp (8 2 .4) ROAE (annualized) 1.87 9.38 - 751 bp (8 0 .1) PTPP ROAA (annualized) (1) 1.56 1.44 12 bp 8.3 PTPP ROAE (annualized) (1) 15 . 0 5 12 . 5 2 253 bp 20 .2 __ 33 comparable GAAP measures, see slides 35 - 37 of this presentation . ORIGIN BANCORP, INC. (1) As used in this presentation, PTPP, PTPP ROAA, and PTPP ROAE are non - GAAP financial measures. For a reconciliation of these non - GAAP financial measures to their FINANCIAL HIGHLIGHTS - 1H 2020 DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS

Other Borrowings - Interest Expense Total Debt Interest Expense Total Deposit - Interest Expense Total Debt + Deposit Interest Expense - Pre - Tax Income Pre Tax Income Interest C In HISTORICAL INTEREST COVERAGE DOLLARS IN THOUSANDS Annual Quarter 2017 2018 2019 Total Investment in Subsidiaries $ 450,598 $ 543 , 51 5 $ 593,0 Holding Company Total Equity 455 , 34 2 549 , 77 9 Double Leverage Ratio 99 . 0% 9 Interest Coverage A B C D __ interest coverage ratio (excl. deposit interest expense), and 3.7x interest coverage ratio (incl. deposit interest expense). 34 ORIGIN BANCORP, INC. (1) YTD 2020 interest coverage is impacted by outsized provision expense due to COVID - 19. Normalized for actual reported 2019 LLP / avg. loans of 0.23% correlates to a 10.6x (1) (1)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS

Calculation of Tangible Common Equity:	2Q2020	1Q2020	2Q2019
Total common stockholders' equity	$ 614,781	$ 606,631	$ 584,293
Less: goodwill and other intangible assets, net	30,953	31,241	32,144
Tangible Common Equity	$ 583,828	$ 575,390	$ 552,149
Calculation of Tangible Book Value per Common Share:			
Divided by common shares outstanding at the end of the period	23,501,233	23,475,948	23,774,238
Tangible Book Value per Common Share	$ 24.84	$ 24.51	$ 23.22
Book Value per Common Share	26.16	25.84	24.58
Calculation of PTPP Earnings:			
Net Income	$ 4,957	$ 753	$ 12,283
Plus: provision for credit losses	21,403	18,531	1,985
Plus: income tax expense	786	(427)	2,782
PTPP Earnings	$ 27,146	$ 18,857	$ 17,050
Calculation of PTPP ROAA and PTPP ROAE:			
PTPP Earnings	$ 27,146	$ 18,857	$ 17,050
Divided by number of days in the quarter	91	91	91
Multiplied by the number of days in the year	366	366	365
Annualized PTPP Earnings	$ 109,181	$ 75,842	$ 68,387
Divided by total average assets	$ 6,447,526	$ 5,400,704	$ 5,043,951
PTPP ROAA (annualized)	1.69 %	1.40 %	1.36 %
ROAA (annualized)	0.31	0.06	0.98
Divided by total average stockholder's equity	$ 617,898	$ 611,162	$ 576,761
PTPP ROAE (annualized)	17.67 %	12.41 %	11.86 %
ROAE (annualized)	3.23	0.50	8.54

35

ORIGIN BANCORP, INC.

Calculation of Tangible Common Equity: 1H 2020 1H 2019 Total common stockholders' equity $ 614,781 $ 584,293 Less: goodwill and other intangible assets, net 30,953 32,144 Tangible Common Equity $ 583,828 $ 552,149 Calculation of Tangible Book Value per Common Share: Divided by common shares outstanding at the end of the period 23,501,233 23,774,238 Tangible Book Value per Common Share $ 24.84 $ 23.22 Book Value per Common Share 26.16 24.58 Calculation of PTPP Earnings: Net Income $ 5,710 $ 26,438 Plus: provision for credit losses 39,934 2,990 Plus: income tax expense 359 5,871 PTPP Earnings $ 46,003 $ 35,299 Calculation of PTPP ROAA and PTPP ROAE: PTPP Earnings $ 46,003 $ 35,299 Divided by number of days in the quarter 182 181 Multiplied by the number of days in the year 366 365 Annualized PTPP Earnings $ 92,512 $ 71,183 Divided by total average assets $ 5,924,115 $ 4,957,977 PTPP ROAA (annualized) 1.56% 1.44 % ROAA (annualized) 0.19 1.08 Divided by total average stockholder's equity $ 614 , 53 0 $ 568 , 47 2 PTPP ROAE (annualized) 15 . 0 5% 12 . 5 2 % ROAE (annualized) 1 . 8 7 9 . 3 8 __ 36 ORIGIN BANCORP, INC. RECONCILIATION OF NON - GAAP FINANCIAL MEASURES DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS

Calculation of Tangible Common Equity: 2Q2020 1Q2020 2Q2019 Total common stockholders' equity $ 614,781 $ 606 , 63 1 $ 584 , 29 3 Less: goodwill and other intangible assets, net 30,953 31,241 32,144 Tangible Common Equity $ 583,828 $ 575,390 $ 552,149 Calculation of Tangible Assets: Total assets $ 6,643,909 $ 6,049,638 $ 5,119,625 Less: goodwill and other intangible assets, net 30,953 31,241 32,144 Tangible Assets $ 6,612,956 $ 6,018,397 $ 5,087,481 Tangible Common Equity to Tangible Assets 8.8% 9.6% 10.9 % Common Equity to Total Assets 9.3 10.0 11.4 __ 37 ORIGIN BANCORP, INC. RECONCILIATION OF NON - GAAP FINANCIAL MEASURES DOLLARS IN THOUSANDS